Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [* * *] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Joint Evaluation Agreement

This joint evaluation agreement ("Agreement") is entered into effective as of the date of the signature of the last Party to sign ("Effective Date"), among

BMW AG, 80788 München, Germany ("BMW"), and

Samsung SDI Co., Ltd., 150-20 Gongse-Ro, Giheung-Gu, 17084 Yongin-Si, South Korea ("SDI"), and

Solid Power Operating, Inc., 486 S. Pierce Ave., Suite E, Louisville, CO 80027, United States of America ("Solid Power").

BMW, SDI and Solid Power are hereafter individually referred to as a "Party" and collectively referred to as the "Parties."

Recitals

Whereas, the Parties are interested in engaging in discussions concerning a potential cooperation regarding potential development and supply of all solid-state battery cells for integration into a potential demonstration vehicle;

Whereas, the Parties intend to split the cooperation into two phases comprised of phase 1 ("Phase 1") and the subsequent phase 2 ("Phase 2");

Whereas, the Parties desire to evaluate cells containing material provided by Solid Power during Phase 1;

Whereas, the Parties may, in their sole discretion, enter into a separate subsequent agreement or several subsequent agreements governing Phase 2 only if Phase 1 is deemed successful; and

Whereas, the Parties intend to record the current status of their discussions regarding the cooperation.

Now, therefore, the Parties hereby agree as follows:

1      Phase 1

During Phase 1, the Parties agree to carry out their respective works as set out in the following WS1 and WS2 ("Evaluation Project"):

WS1	[* * *] Cell Manufacturing
	•	Solid Power will provide solid electrolyte to SDI.
	•	If SDI confirms that the solid electrolyte developed by Solid Power meets SDI’s requirements set forth in Annex 1, SDI will fabricate the separator and/or catholyte using Solid Power’s solid electrolyte.
	•	SDI will provide Solid Power with data regarding the performance of such separator and catholyte towards achievement of SDI’s requirements set forth in Annex 2.
	•	If necessary and as requested by SDI, Solid Power offers support to SDI with processing the solid electrolyte, e.g., slurry preparation and electrode fabrication.
	•	If SDI confirms that both separator and catholyte meet SDI’s requirements set forth in Annex 2, SDI will build [* * *] cells using solid electrolyte provided by Solid Power ("[* * *] Cells").

	•	If the separator and/or catholyte does not achieve SDI’s requirements set forth in Annex 2, SDI and Solid Power will discuss in good faith how to proceed (including whether or not to carry out an alternative program).
	•	WS1 will be deemed to have been completed only if SDI builds [* * *] Cells that satisfy SDI’s requirements set forth in Annex 1 and Annex 2.
WS2	[* * *] Cell Testing
	•	Following the completion of WS1, [* * *] Cells [* * *] will be tested by SDI.
	•	Tests ("WS2 Tests") will be composed of [* * *].
	•	BMW and SDI will agree on the performance parameters and requirements for WS2 Tests.
	•	[* * *] in Annex 3.
	•	[* * *]
	•	All three Parties shall have access to the WS2 Tests data for analysis.
	•	[* * *] tests may include (amongst others):
		-	[* * *]
		-	[* * *]
		-	[* * *]
		-	[* * *]
	•	[* * *] tests may include (amongst others):
		-	[* * *]
		-	[* * *]
	•	WS2 will be deemed to have been completed only if [* * *] Cells satisfy the performance parameters and requirements as agreed between BMW and SDI.

For the performance of the WS1 and WS2, the Parties aim to follow the non-binding schedule attached to this Agreement as Annex 4.

Following the successful completion of the Evaluation Project, the Parties may, at their sole discretion, enter into good faith negotiations for the subsequent agreement and legal framework governing Phase 2 in accordance with Sec. 6. [* * *].

Each Party shall be entitled, upon agreement with the other Parties, to sub-contract a task at its own costs and in its own name. In such case the subcontracting Party has to ensure that it is entitled to grant the rights of use under the same conditions and in the same scope as if said Party had carried out the subcontracted task by himself. The sub-contracting Party shall also ensure that the sub-contractor enters into confidentiality obligations equivalent to the ones mentioned under Sec. 2.

2      Confidentiality

In connection with the above discussions BMW and SDI entered into a certain confidentiality agreement [* * *] ("Confidentiality Agreement"), including Solid Power, Inc. via a Joinder Declaration [* * *]. The terms and conditions of the Confidentiality Agreement are incorporated herein by reference and apply to each Party, mutatis mutandis.

Neither Party may make any public statements without the prior written consent of the other Parties relating to this Agreement. The foregoing shall not restrict Solid Power or any of its Affiliated Entities (as defined below) from providing any information required by a securities exchange or to comply with its disclosure obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rules promulgated by the Securities and Exchange Commission thereunder.

3       Terms and Terminations

This Agreement will become effective as of the Effective Date, and will terminate or expire upon the earlier of occurrence of any of the following events:

(i)	written notice of any Party of its intention to terminate this Agreement, or

(ii)	[* * *]

However, Sec. 2 ("Confidentiality"), Sec. 5 ("Intellectual Property"), Sec. 7 ("Liability; Miscellaneous"), and Sec. 8 ("Governing Law and Dispute Resolution") shall survive the termination or expiration of this Agreement.

4      Costs

The costs and expenses under this Agreement are allocated as follows:

Material production and shipment for Solid Power’s electrolyte to be borne by SDI. Beyond this, each Party will bear its own costs and expenses associated with its obligations and efforts under this Agreement.

5	Intellectual Property

5.1	IP- Definitions

Background IP	IP Rights existing or created before the commencement of the Evaluation Project or outside of the Evaluation Project.

Competitors	has the meaning defined in the Confidentiality Agreement.

Work Results	All substantive and intangible results, both final and preliminary, arising out of the execution of the Evaluation Project, including, for example, inventions, design drafts, copyright, technical business or trade secrets and including, in particular, know-how, proprietary information, documentation, reports, samples, models.

IP Rights	Patents, utility models, design rights, copyrights, other commercial or intellectual property rights, regardless of whether pending or registered, and technical trade secrets, in particular know-how and inventions.

Foreground IP	IP Rights which are based on Work Results.

Sub-Contractor	Third party engaged by the Parties to undertake realization of the Evaluation Project.

Affiliated Entity	Referring to a Party, this means an entity which is directly or indirectly controlled by that Party, or controls that Party, or is part of a group with that Party under unitary management or is subject to joint control with that Party; such control is presumed if at least 50% of the shares or voting rights are held.

5.2 Ownership of IP Rights and Work Results

5.2.1	Each Party retains its ownership in its respective Background IP.

Each Party shall remain the owner of Work Results created by its employees and IP Rights based on such Work Results ("Sole Work Results" and "Sole Foreground IP", respectively).

Work Results created by employees of several Parties and IP Rights based on such Work Results shall be owned jointly by those Parties ("Joint Work Results" and "Joint Foreground IP", respectively).

If BMW or SDI provides within the time frame and the activities of Evaluation Project suggestions, recommendations, or other feedback to Solid Power belonging to BMW’s or SDI’s sole Work Results (as the case may be) concerning Solid Power electrolyte (including identifying potential issues and improvements) (collectively, "Feedback"), BMW and SDI each hereby grants to Solid Power a non-exclusive, perpetual, irrevocable, transferable, royalty free, and worldwide right and license, with the right to grant and authorize sublicenses, to use, reproduce, disclose, and otherwise exploit such Feedback and any IP Rights protecting the Feedback , respectively; provided, however, that the foregoing licenses are not permitted to any Competitor of any of SDI or BMW and any third parties working on behalf of such Competitor.

Each Party hereby reserves all rights not expressly granted to the other Parties in Sec. 5.3 and does not grant any other Party any implied licenses in connection with this Agreement under any theory.

5.2.2	Applications for Joint Foreground IP shall be filed jointly by the Parties owning the Joint Work Results, unless one or more of the Parties owning such Joint Foreground IP waives its or their share, in which case the non-waiving Party or Parties may file without the waiving Party or Parties. The same applies to subsequent filings in other countries. The applicants shall share the costs for joint applications equally (including, e.g., patent office and government fees, external attorney costs, and any other costs). If a Party does not wish to file or to further prosecute such IP Rights, such Party must offer its share to the other co-owning Party or Parties, respectively. The offer has to be made sufficiently early in order to allow preservation of rights, in particular priority rights resulting from first filings. The offering Party shall have the rights of use according to Sec. 5.3.5 wherein the offering Party is assumed to be a co-owning Party.

5.2.3	Each Party is responsible only for the legally standardized remuneration of its own employees for employee inventions. Each Party has the right to abandon its Sole Foreground IP and its Background IP at any time at its sole discretion and without notifying any other Party.

5.3 Use Rights in IP Rights and Work Results

5.3.1	With respect to Background IP, each Party grants to the other Parties only for the duration and only for purposes of the Evaluation Project a non-exclusive, non-transferable, non-sublicensable (except as explicitly authorized herein), and free-of-charge right to use such Party’s Background IP as far as such Party is entitled to grant such rights and only as far as such grant of rights of use are necessary for the development of the Work Results.

5.3.2	With respect to Sole Work Results and Sole Foreground IP, each Party grants to the other Parties only for the duration and only for purposes of the Evaluation Project a non-exclusive, non-transferable, non-sublicensable (except as explicitly granted herein), irrevocable and free-of-charge right to use such Party’s Sole Work Results and Sole Foreground IP as far as such Party is entitled to grant such rights and only as far as such grant of rights of use are necessary for the development of other Work Results.

5.3.3	Each Party grants to the other Parties the rights of use according to Sec. 5.3.1 in Background IP of Sub-Contractors and Affiliates Entities. Each Party grants to the other Parties the rights of use according to Sec. 5.3.2 in Work Results and Foreground IP of Sub-Contractors and Affiliated Entities.

5.3.4	The Parties may sublicense and transfer the right of use according to Sec. 5.3.1 to 5.3.3 to their Affiliated Entities. A Party granted the rights of use according to Sec. 5.3.1 to 5.3.3 may only sublicense third parties, in so far as necessary for the supply to that Party or to that Party’s Affiliated Entities.

5.3.5	Joint Work Results and Joint Foreground IP

5.3.5.1	With respect to Joint Work Results and Joint Foreground IP, the Parties owning the Joint Work Results and Joint Foreground IP shall each have a non-exclusive, non-transferable, irrevocable, free-of-charge right of use which is unlimited in duration, content and territory for all types of use without any financial compensation to any of the other Parties. With respect to Joint Work Results and Joint Foreground IP not co-owned by one of the Parties, the Parties owning the Joint Work Results and Joint Foreground IP grant to such non-owning Party only for the duration and only for purposes of the Evaluation Project a non-exclusive, non-transferable, non-sublicensable (except as explicitly granted herein), irrevocable and free-of-charge right to use such Parties’ Joint Work Results and Joint Foreground IP as far as such Parties are entitled to grant such rights and grant of rights of use are necessary for the development of other Work Results.

5.3.5.2	Notwithstanding the provisions of Sec. 5.3.5.3 and of Sec. 5.3.5.4, each Party may grant licenses in Joint Work Results and Joint Foreground IP to third parties only upon prior written consent of the other co-owning Parties.

5.3.5.3	With respect to Joint Work Results and Joint Foreground IP, each Party (co-)owning the Joint Work Results and Joint Foreground IP may grant non-exclusive, non-transferable, irrevocable, free-of-charge rights of use which are unlimited in duration, content and territory for all types of use without any financial compensation to any other Party to its Affiliated Entities.

5.3.5.4	With respect to Joint Work Results and Joint Foreground IP, each Party (co-)owning the Joint Work Results and Joint Foreground IP may grant non-exclusive, non-transferable, irrevocable, free-of-charge rights of use which are unlimited in duration, content and territory for all types of use without any financial compensation to any other Party to third parties in so far as necessary for the provision of products and/or services to that Party or to that Party’s Affiliated Entities.

5.3.5.5	The rights of use for Joint Work Results which are protected by copyrights, and all copyright constituting Joint Foreground IP comprise in particular the right to copy, distribute, exhibit, amend and change.

5.3.5.6	Each Party ensuresthat the regulations according to Sec. 5.3.5.1 to 5.3.5.5 also apply with respect to Work Results and Foreground IP which a Party conceives or reduces to practice together with its Affiliated Entities and Sub-Contractors of another Party.

5.4	The provisions of this Sec. 5 (“Intellectual Property”) prevail over the provisions of Sec. 2 (“Confidentiality”).

6      Phase 2

The Parties agree that Sec. 6 of this Agreement does not create any legally binding obligations among the Parties. The Parties may, in their respective sole discretion, enter into Phase 2 but are not obligated to do so.

Based on the information currently available and disclosed by the Parties, the Parties may carry out their respective works as set out in the following WS3, WS4 and WS5 during Phase 2, which is roughly visualized in the table below:

[* * *]

[* * *]

7	Liability; Miscellaneous

7.1	The Parties do not in any way represent or warrant that rights of use granted under this Agreement are free of third party rights.

7.2	The Parties shall be liable to each other only in case of wilful intent or gross negligence. This shall also apply to the responsibility of persons or third parties a Party uses to perform its obligations under this Agreement.

7.3	Claims for consequential damages and loss of profit shall be excluded.

7.4	The limitation of liability according to Sec. 7.1 through 7.3 shall not apply in case of injury to life, body or health, breach of confidentiality obligations according to Sec. 2, claims under product liability law, and other claims which cannot be limited under applicable laws.

7.5	Solid Power’s electrolyte constitutes Solid Power’s confidential information. BMW and SDI will not—and will not attempt to—directly or indirectly: (a) lease, loan, or otherwise commercialize Solid Power’s electrolyte or any trade secrets embodied therein; (b) disclose or share Solid Power’s electrolyte or any trade secrets embodied therein with any third party; (c) modify, analyze, reverse engineer (or otherwise attempt to learn the ingredients or chemical structure of) Solid Power’s electrolyte; (d) otherwise seek to identify or uncover any trade secrets embodied in Solid Power’s electrolyte; or (e) use Solid Power’s electrolyte for any purpose other than for the Evaluation Project. SOLID POWER’S ELECTROLYTE WILL BE PROVIDED “AS IS” WITHOUT ANY WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND SOLID POWER SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THOSE OF MERCHANTABILITY, TITLE, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. SDI acknowledges that it is responsible for and shall comply with all applicable laws and regulations concerning the importation and its use of the electrolyte. SDI assumes all liability for damages that may arise from its use or misuse of the electrolyte, including any handling, storage, transfer, or disposal thereof. Solid Power will not be liable for any loss, liability, claim, or action SDI may incur due to or arising from any such use or misuse. Each Party commits to comply with all appliable export control and sanctions laws. In any case, these are at least export control – and sanctions regulations of the EU, UN, PR China and USA, unless prohibited by a local law or an applicable anti-boycott regulation.

7.6	The Parties shall establish or maintain appropriate and risk-adequate compliance measures (compliance management system) which are designed to ensure that the respective Party complies with all applicable national and international laws and regulations on the prevention of criminal actions, especially but not limited to corruption prevention, compliance with laws to prevent unfair competition, money laundering and export controls and sanctions, and that the potential breaches can be reported, investigated, and punished. The compliance measures shall be properly documented and reviewed regularly by the respective Party, or such other body as responsibly appointed within the respective Party.

7.7	This Agreement, together with the Confidentiality Agreement, is the entire agreement between the Parties relating to the subject matter hereof. No modification of this Agreement will be valid unless in writing signed by each Party. No waiver of rights arising under this Agreement is effective unless made expressly in writing by the Party waiving such rights. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect. The term “including” is deemed to mean “including, without limitation” when used in this Agreement. The terms “herein,” “hereunder,” and similar terms when used in this Agreement mean under and within this Agreement. All references to “Sections” and “Annexes” in this Agreement refer to Sections in and Annexes attached to this Agreement. This Agreement may be executed and delivered by each Party in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, PDF, or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Any such signature page shall be effective as a counterpart signature page hereto without regard to page, document, or version numbers or other identifying information thereon, which are for convenience of reference only. At the request of any Party hereto, the other Parties shall re-execute original forms thereof and deliver them to the other Party.

8	Governing Law and Dispute Resolution

This Agreement and the subsequent agreement shall be subject to and interpreted under the laws of Switzerland, excluding the provisions of the United Nations Convention on Contracts for International Sale of Goods and any conflict of law rules which would require the application of any other choice of law.

All disputes arising out of or in connection with this Agreement or its validity shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce without recourse to the ordinary courts of law. The arbitral tribunal shall be comprised of three arbitrators appointed in accordance with the said rules. The seat of the arbitration shall be Zürich, Switzerland. The language of the arbitration shall be English. Any compulsory production of documents by a Party shall be limited to the documents on which that Party specifically relies in its submissions. The Parties as well as the arbitrators and the arbitral institution shall maintain confidentiality regarding the existence and conduct of the arbitral proceedings. Persons acting on behalf of any party shall be obligated to maintain confidentiality. The Emergency Arbitrator Provisions shall not apply.

Notwithstanding the foregoing, each Party agrees that (a) its breach of Sec. 2 (“Confidentiality”) of this Agreement may cause irreparable damage to another Party for which recovery of damages would be inadequate, (b) such impacted Party will be entitled to seek timely injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction, and (c) in the event of a Party’s threatened or actual breach of Sec. 2 (“Confidentiality”) of this Agreement, the impacted Party may apply to any court with jurisdiction to restrain disclosure of Confidential Information and to obtain any kind of relief that may be appropriate, including injunctive relief.

Bayerische Motoren Werke Aktiengesellschaft

München, the	24.10.2025

		/s/ Jürgen Hildinger
(Signature)		(Signature)

		Jürgen Hildinger, Head of Battery Cell Technology
(Name and Function)		(Name and Function)

Samsung SDI Co., Ltd.

Yongin-Si, the	27.10.2025

		/s/ Stella Joo-Young Go
(Signature)		(Signature)

		Stella Joo-Young Go, Head of ASB Commercialization Team
(Name and Function)		(Name and Function)

Solid Power Operating, Inc.

Louisville, the	27.10.2025

		/s/ John Van Scoter
(Signature)		(Signature)

		John Van Scoter, President and Chief Executive Officer
(Name and Function)		(Name and Function)

Annex 1

Key-performance-indicators (KPIs) for solid electrolyte including TBDs which will [* * *]

[* * *]

Example of Standard-operating-procedure (SOP) for [* * *] as follows, and it could be modified by discussion between SDI and Solid Power:

[* * *]

Annex 2

Key-performance-indicators (KPIs) for solid electrolyte including TBDs which will [* * *]

[* * *]

Example of Standard-operating-procedure (SOP) for [* * *] as follows, and it could be modified by discussion between SDI and Solid Power:

[* * *]

Annex 3

[* * *]

Annex 4

[* * *]

Annex 5

[* * *]

Confidential